Exhibit 21.1
SUBSIDIARIES OF NII HOLDINGS, INC.
(as of February 4, 2013)

Corporation	Jurisdiction of Incorporation
Nextel International (Services) Ltd.	Delaware, USA
NII Funding Corp.	Delaware, USA
NII Aviation, Inc.	Delaware, USA
NII Capital Corp.	Delaware, USA
NII Global Holdings, Inc.	Delaware, USA
NII International Holdings S.à r.l.	Luxembourg
NII International Services S.à r.l.	Luxembourg
NII International Telecom S.C.A.	Luxembourg
NIHD Telecom Holdings B.V.	Netherlands
NII 4G, S. de R.L. de C.V.	Mexico
Nextel International (Uruguay), LLC	Delaware, USA
Comunicaciones Nextel de México, S.A. de C.V.	Mexico
Prestadora de Servicios de Radiocomunicación, S. de R.L. de C.V.	Mexico
Servicios NII, S. de R.L. de C.V.	Mexico
NII Telecom, S. de R.L. de C.V.	Mexico
Teletransportes Integrales, S. de R.L. de C.V.	Mexico
Servicios de Radiocomunicación Móvil de México, S.A. de C.V.	Mexico
Radiophone, S. de R.L. de C.V.	Mexico
Inversiones Nextel de México, S.A. de C.V.	Mexico
Delta Comunicaciones Digitales, S. de R.L. de C.V.	Mexico
NII Digital, S. de R.L. de C.V.	Mexico
NII Mexico, LLC	Delaware
Fundación Nextel, A.C.	Mexico
Nextel Uruguay S.A.	Uruguay
NII International Mobile S.à r.l.	Luxembourg
McCaw International (Brazil), LLC	Virginia, USA
Airfone Holdings, LLC	Delaware, USA
Nextel Telecomunicações S.A.	Brazil
Nextel Telecomunicações Ltda.	Brazil
Nextel Telecomunicações de Longa Distancia Ltda.	Brazil
Nextel Telecomunicações SMP Ltda.	Brazil
RMD do Brasil S.A.	Brazil
Rádio Móvel Digital S.A.	Brazil
Telcom Telecomunicações do Brasil Ltda.	Brazil
Sunbird Participações Ltda.	Brazil
Sunbird Telecomunicações Ltda.	Brazil
NII Mercosur Móviles, S.L.	Spain
NII Mercosur Telecom, S.L.	Spain
Nextel Communications Argentina S.R.L.	Argentina
Nextel Chile S.A.	Chile
Nextel S.A.	Chile

Multikom S.A.	Chile
Conect S.A.	Chile
Nextel del Perú S.A.	Peru
NII Mercosur, LLC	Delaware, USA
NII Holdings (Cayman), Ltd.	Cayman Islands
Nextel International (Argentina), Ltd.	Cayman Is.
Centennial Cayman Corp.	Cayman Is.
Nextel International (Peru) LLC	Cayman Is.
Nextel International (Indonesia) LLC	Cayman Is.